As filed with the Securities and Exchange Commission on February 13, 2015

Registration Nos. 333-200314

333-200314-01

333-200314-02

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TYCO INTERNATIONAL PUBLIC LIMITED COMPANY	TYCO FIRE & SECURITY FINANCE S.C.A.	TYCO INTERNATIONAL FINANCE S.A.
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)
Ireland	Luxembourg	Luxembourg
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)
98-0390500	98-1202623	98-0518565
(I.R.S. Employer Identification Number)	(I.R.S. Employer Identification Number)	(I.R.S. Employer Identification Number)

Unit 1202, Building 1000 City Gate, Mahon, Cork, Ireland +353 21 423 5000	29, Avenue de la Porte-Neuve L-2227 Luxembourg, Luxembourg +352-266-378-51	29, Avenue de la Porte-Neuve L-2227 Luxembourg, Luxembourg +352-266-378-51
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Judith A. Reinsdorf

Executive Vice President and General Counsel

Tyco International Management Company

9 Roszel Road

Princeton, New Jersey 08540

(609) 720-4200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Andrew L. Fabens

Gibson, Dunn & Crutcher LLP

200 Park Avenue

New York, New York 10166

(212) 351-4000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered Proposed Maximum Offering Price Per Unit Proposed Maximum Aggregate Offering Price Amount of Registration Fee
Debt Securities of Tyco International plc	(1)
Guarantees of Debt Securities of Tyco International plc(2)
Total

(1)	An indeterminate aggregate offering price or number of securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rule 457(r), the registrant is deferring payment of the entire registration fee.
(2)	No separate consideration will be received for any guarantee of debt securities. Accordingly, pursuant to Rule 457(n) of the Securities Act of 1933, as amended, no separate filing fee is required.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (this “Amendment”) to Registration Statement Nos. 333-200314, 333-200314-01 and 333-200314-02 (the “Registration Statements”), as amended, is being filed to register under the Registration Statements the offer and sale of debt securities of Tyco International plc and guarantees by Tyco Fire & Security Finance S.C.A. and Tyco International Finance S.A. of debt securities of Tyco International plc.

PROSPECTUS

TYCO INTERNATIONAL PLC

TYCO INTERNATIONAL FINANCE S.A.

TYCO FIRE & SECURITY FINANCE S.C.A.

Debt Securities

Guarantees of Debt Securities

Pursuant to this prospectus, we may offer from time to time:

•	senior or subordinated debt securities of Tyco International plc; and

•	guarantees by Tyco Fire & Security Finance S.C.A. and Tyco International Finance S.A. of debt securities of Tyco International plc.

We will provide the specific terms of any offering in supplements to this prospectus. The securities may be offered separately or together in any combination and as separate series. You should read this prospectus and any prospectus supplement carefully before you invest.

The ordinary shares of Tyco International plc are listed on the New York Stock Exchange under the ticker symbol “TYC”.

Investing in our securities involves risk. See the “Risk Factors” section of our filings with the Securities and Exchange Commission and any applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representations to the contrary are a criminal offense.

We may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement.

Prospectus dated February 13, 2015

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. By using a shelf registration statement, we may sell, at any time and from time to time in one or more offerings, any combination of the securities described in this prospectus.

We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or a prospectus supplement is accurate as of any date other than the date on the front of the document.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of that offering. That prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities. The prospectus supplement also may add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus.

The exhibits to the registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. You should review the full text of these documents because these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer. The registration statement, including the exhibits, can be read at the SEC’s website or at the SEC’s offices mentioned under the heading “Where You Can Find More Information.”

Unless we have indicated otherwise or the context otherwise requires, references in this prospectus to “Tyco International” are only to Tyco International plc, an Irish public limited company, references to “Tyco,” “we,” “us” and “our” or similar terms are to Tyco International and its consolidated subsidiaries, references to “Tyco Luxembourg” are to Tyco Fire & Security Finance S.C.A., a Luxembourg partnership limited by shares (société en commandite par actions) and references to “TIFSA” are to Tyco International Finance S.A., a Luxembourg public limited liability company (société anonyme).

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy these materials at the SEC reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on their public reference room. Our SEC filings are also available to the public at the SEC’s website (http://www.sec.gov). In addition, you can obtain reports and proxy statements and other information about Tyco International at the offices of The New York Stock Exchange, 20 Broad Street, New York, New York 10005.

We maintain a website on the Internet at http://www.tyco.com. We make available free of charge, on or through our website, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to those reports, as soon as reasonably practicable after such material is filed with the SEC. This reference to our Internet address is for informational purposes only and shall not, under any circumstances, be deemed to incorporate the information available at such Internet address into this prospectus.

INCORPORATION BY REFERENCE

Tyco International, Tyco Luxembourg and TIFSA “incorporate by reference” information into this prospectus, which means that we disclose important information to you by referring you to other documents filed separately with the Securities and Exchange Commission (the “SEC”). The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained in this prospectus, in a supplement to this prospectus or a subsequently filed document that is incorporated by reference. This prospectus incorporates by reference the documents of Tyco International set forth below (other than, in each case, documents or information deemed to have been furnished but not filed in accordance with SEC rules):

•	Annual Report on Form 10-K for the fiscal year ended September 26, 2014, filed on November 14, 2014 (including those portions of the Definitive Proxy Statement on Schedule 14A filed January 9, 2015 incorporated by reference therein);

•	Quarterly report on Form 10-Q for the quarter ended December 26, 2014, filed on January 30, 2015;

•	Current Reports on Form 8-K, filed on October 14, 2014, November 17, 2014 (with respect to Items 1.01, 2.03, 5.02, 8.01 and 9.01), December 2, 2014, December 10, 2014 and January 14, 2015;

•	Current report on Form 8-K12B filed on November 17, 2014; and

•	any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except for any documents or information that are deemed to be furnished and not filed with the SEC. Unless specifically stated to the contrary, none of the information we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.

Statements made in this prospectus, in any prospectus supplement or in any document incorporated by reference in this prospectus as to the contents of any contract or other document are not necessarily complete. In each instance we refer you to the copy of the contract or other document filed as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to the documents incorporated by reference.

We will provide to you, at no cost, a copy of any document incorporated by reference in this prospectus, any prospectus supplement and any exhibits specifically incorporated by reference in those documents. You may request copies of these filings from us by mail at the following address: Tyco International plc, Unit 1202, Building 1000, City Gate, Mahon, Cork, Ireland, or by telephone at the following telephone number: +353 21 423 5000.

ABOUT THE ISSUERS

Tyco International plc

Tyco is a leading global provider of security products and services, fire detection and suppression products and services and life safety products. Our broad portfolio of products and services, sold under well-known brands such as Tyco, Sensormatic, Wormald, Ansul, Simplex, Scott, and ADT (in jurisdictions outside of North America) serve security, fire detection and suppression and life safety needs across commercial, industrial, retail, institutional and governmental markets, as well as non-U.S. residential and small business markets. We hold market-leading positions in large, fragmented industries and we believe that we are well positioned to leverage our global footprint, deep industry experience, strong customer relationships and innovative technologies to expand our business in both developed and emerging markets. We operate and report financial and operating information in the following three operating segments:

•	North America Installation & Services (“NA Installation & Services”) designs, sells, installs, services and monitors electronic security systems and fire detection and suppression systems for commercial, industrial, retail, institutional and governmental customers in North America.

•	Rest of World (“ROW”) Installation & Services (“ROW Installation & Services”) designs, sells, installs, services and monitors electronic security systems and fire detection and suppression systems for commercial, industrial, retail, residential, small business, institutional and governmental customers in the ROW regions.

•	Global Products designs, manufactures and sells fire protection, security and life safety products, including intrusion security, anti-theft devices, breathing apparatus and access control and video management systems, for commercial, industrial, retail, residential, small business, institutional and governmental customers worldwide, including products installed and serviced by our NA and ROW Installation & Services segments.

We also provide general corporate services to our segments and these costs are reported as Corporate and Other.

Tyco International is an Irish public limited company. Its registered and principal office is located at Unit 1202, Building 1000, City Gate, Mahon, Cork, Ireland, and its telephone number at that address is +353 21 423 5000. Its management office in the United States is located at 9 Roszel Road, Princeton, New Jersey 08540.

Tyco Fire & Security Finance S.C.A.

Tyco Luxembourg is wholly-owned, directly and indirectly, by Tyco International. Tyco Luxembourg is registered with the Luxembourg Trade and Companies Register under the number B 190265. Tyco Luxembourg’s registered and principal offices are located at 29, Avenue de la Porte-Neuve, 2227 Luxembourg, Luxembourg and its telephone number at that address is +352-266-378-51. Tyco Luxembourg was formed on September 5, 2014 with a capital contribution of €50,000. Tyco Luxembourg will perform certain finance-related functions, primarily the guarantee of Tyco International’s and TIFSA’s debt, including the debt securities.

Tyco International Finance S.A.

TIFSA is a wholly-owned subsidiary of Tyco Luxembourg and an indirect wholly-owned subsidiary of Tyco International plc. TIFSA is registered with the Luxembourg Trade and Companies Register under the number B 123550. TIFSA’s registered and principal offices are located at 29, Avenue de la Porte-Neuve, 2227 Luxembourg, Luxembourg and its telephone number at that address is +352-266-378-51. TIFSA is a holding company established to directly and indirectly own substantially all of the operating and other holding subsidiaries of Tyco International and to issue debt securities and guarantees of Tyco International debt securities, including the guarantees of the debt securities referred in this prospectus. Otherwise, it conducts no independent business.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, the net proceeds from the sale of the securities to which this prospectus relates will be used for general corporate purposes. General corporate purposes may include repayment of indebtedness, acquisitions, additions to working capital, repurchase of ordinary shares, capital expenditures and investments in our subsidiaries.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth information regarding our ratio of earnings to fixed charges for the periods shown. For purposes of determining the ratio of earnings to fixed charges, earnings consist of (loss) income from continuing operations before income taxes, non-controlling interest, and cumulative effect of accounting changes, fixed charges, and amortization of capitalized interest. Fixed charges consist of interest expense (before interest is capitalized), amortization of debt premiums and discounts, capitalized expenses related to indebtedness and an appropriate interest factor on operating leases. Fixed charges represent amounts relating to continuing operations.

	For the Quarter Ended	For the Years Ended
	Dec. 26, 2014	2014	2013	2012		2011	2010
Ratio of earnings to fixed charges	5.02	4.23	4.06	—	(1)	3.05	1.56

(1)	In fiscal year 2012, fixed charges exceeded earnings by $67 million.

DESCRIPTION OF DEBT SECURITIES

AND GUARANTEES OF DEBT SECURITIES

The following is a general description of the debt securities that Tyco International plc may offer from time to time. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the general provisions described below may apply to those securities will be described in the applicable prospectus supplement. As you read this section, please remember that the specific terms of a debt security as described in the applicable prospectus supplement will supplement and may modify or replace the general terms described in this section. If there are any differences between the applicable prospectus supplement and this prospectus, the applicable prospectus supplement will control. As a result, the statements we make in this section may not apply to the debt security you purchase.

In this description, the term “Tyco International” refers to Tyco International plc, the issuer of the applicable series of debt securities registered hereby, references to “Tyco Luxembourg” refer to Tyco Fire & Security Finance S.C.A. and references to “TIFSA” refer to Tyco International Finance S.A. References to Tyco International, Tyco Luxembourg and TIFSA in this description do not, unless the context otherwise indicates, include any of their respective subsidiaries. Capitalized terms used but not defined in this section have the respective meanings set forth in the applicable indenture.

General

The debt securities that we offer will be either senior debt securities or subordinated debt securities. Tyco International will issue senior debt securities under a senior debt indenture to be entered into among Tyco International, Tyco Luxembourg, TIFSA and a trustee to be named. Tyco International will issue subordinated debt securities under a different indenture, which we refer to as the subordinated indenture, to be entered into among Tyco International, Tyco Luxembourg and a trustee to be named. We refer to both the senior indenture and the subordinated indenture as the indentures, and to each of the trustees under the indentures as a trustee. In addition, the indentures may be supplemented or amended as described below, including as necessary to set forth the terms of the debt securities issued under the indentures. You should read the indentures, including any amendments or supplements, carefully to fully understand the terms of the debt securities. The forms of the indentures have been filed as exhibits to the registration statement of which this prospectus is a part. The indentures are subject to, and are governed by, the Trust Indenture Act of 1939, as amended.

The senior debt securities will be unsubordinated obligations of Tyco International. They will rank equally with each other and all of Tyco International’s other unsubordinated debt, unless otherwise indicated in the applicable prospectus supplement. The subordinated debt securities will be subordinated in right of payment to the prior payment in full of Tyco International’s senior debt. See “Subordination of Subordinated Debt Securities.” The subordinated debt securities will rank equally with each other, unless otherwise indicated in the applicable prospectus supplement. We will indicate in each applicable prospectus supplement, as of the most recent practicable date, the aggregate amount of Tyco International’s outstanding debt that would rank senior to the subordinated debt securities.

Debt securities issued by Tyco International will be fully and unconditionally guaranteed by Tyco Luxembourg and TIFSA, unless otherwise specified in an applicable prospectus supplement. The debt securities will not be guaranteed by, and therefore will not constitute obligations of, Tyco International’s subsidiaries other than Tyco Luxembourg and TIFSA, unless otherwise specified in an applicable prospectus supplement. Creditors of Tyco International’s subsidiaries are entitled to a claim on the assets of those subsidiaries. Consequently, in the event of a liquidation or reorganization of any subsidiary, creditors of that subsidiary are likely to be paid in full before any distribution is made to Tyco International and holders of its debt securities, except to the extent that Tyco International is itself recognized as a creditor of that subsidiary, in which case Tyco International’s claims would still be subordinate to any security interests in the assets of the subsidiary and any debt of the subsidiary senior to that held by Tyco International.

The indentures do not limit the amount of debt securities that can be issued thereunder and provide that debt securities of any series may be issued thereunder up to the aggregate principal amount that we may authorize from time to time. Unless otherwise provided in the applicable prospectus supplement, the indentures do not limit the amount of other indebtedness or securities that we may issue. We may issue debt securities of the same series at more than one time and, unless prohibited by the terms of the series, we may reopen a series for issuances of additional debt securities without the consent of the holders of the outstanding debt securities of that series. All debt securities issued as a series, including those issued pursuant to any reopening of a series, will vote together as a single class.

Reference is made to the applicable prospectus supplement for the following and other possible terms of each series of the debt securities in respect of which this prospectus is being delivered:

•	the title of the debt securities;

•	any limit upon the aggregate principal amount of the debt securities of that series that may be authenticated and delivered under the applicable indenture, except for debt securities authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, other debt securities of that series;

•	the date or dates on which the principal and premium, if any, of the debt securities of the series is payable;

•	the rate or rates, which may be fixed or variable, at which the debt securities of the series shall bear interest or the manner of calculation of such rate or rates, if any, including any procedures to vary or reset such rate or rates, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

•	the date or dates from which such interest shall accrue, the dates on which such interest will be payable or the manner of determination of such dates, and the record date for the determination of holders to whom interest is payable on any such dates;

•	any trustees, authenticating agents or paying agents with respect to such series, if different from those set forth in the applicable indenture;

•	the right, if any, to extend the interest payment periods or defer the payment of interest and the duration of such extension or deferral;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which, debt securities of the series may be redeemed, in whole or in part, at the option of Tyco International;

•	the obligation, if any, of Tyco International to redeem, purchase or repay debt securities of the series pursuant to any sinking fund or analogous provisions, including payments made in cash in anticipation of future sinking fund obligations, or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which, debt securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

•	the form of the debt securities of the series including the form of the trustee’s certificate of authentication for such series;

•	if other than denominations of $1,000 or any integral multiple thereof, the denominations in which the debt securities of the series shall be issuable;

•	the currency or currencies in which payment of the principal of, premium, if any, and interest on, debt securities of the series shall be payable;

•	if the principal amount payable at the stated maturity of debt securities of the series will not be determinable as of any one or more dates prior to such stated maturity, the amount which will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof that will be due and payable upon declaration of the maturity thereof or upon any maturity other than the stated maturity or that will be deemed to be outstanding as of any such date, or, in any such case, the manner in which such deemed principal amount is to be determined;

•	the terms of any repurchase or remarketing rights;

•	if the securities of the series shall be issued in whole or in part in the form of a global security or securities, the type of global security to be issued; the terms and conditions, if different from those contained in the applicable indenture, upon which such global security or securities may be exchanged in whole or in part for other individual securities in definitive registered form; the depositary for such global security or securities; and the form of any legend or legends to be borne by any such global security or securities in addition to or in lieu of the legends referred to in the indenture;

•	whether the debt securities of the series will be convertible into or exchangeable for other debt securities, ordinary shares or other securities of any kind of Tyco International or another obligor, and, if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the initial conversion or exchange price or rate or the method of calculation, how and when the conversion price or exchange ratio may be adjusted, whether conversion or exchange is mandatory, at the option of the holder or at Tyco International’s option, the conversion or exchange period, and any other provision in addition to or in lieu of those described in the applicable indenture;

•	any additional restrictive covenants or events of default that will apply to the debt securities of the series, or any changes to the restrictive covenants or events of default set forth in the applicable indenture that will apply to the debt securities of the series, which may consist of establishing different terms or provisions from those set forth in the applicable indenture or eliminating any such restrictive covenant or event of default with respect to the debt securities of the series;

•	any provisions granting special rights to holders when a specified event occurs;

•	if the amount of principal or any premium or interest on debt securities of a series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

•	any special tax implications of the debt securities, including provisions for original issue discount securities, if offered;

•	whether and upon what terms debt securities of a series may be defeased if different from the provisions set forth in the applicable indenture;

•	with regard to the debt securities of any series that do not bear interest, the dates for certain required reports to the trustee;

•	whether the debt securities of the series will be issued as unrestricted securities or restricted securities, and, if issued as restricted securities, the rule or regulation promulgated under the Securities Act in reliance on which they will be sold;

•	whether the securities of the series shall be issued with guarantees and, if so, the identity of the guarantor (including whether Tyco Luxembourg and/or TIFSA shall be a guarantor under the series) and the terms, if any, of any guarantee of the payment of principal and interest, if any, with respect to securities of the series and any corresponding changes to the provisions of the applicable indenture;

•	if the debt securities are subordinated debt securities, the subordination terms of the debt securities and the related guarantee; and

•	any and all additional, eliminated or changed terms that shall apply to the debt securities of the series, including any terms that may be required by or advisable under United States laws or regulations, including the Securities Act and the rules and regulations promulgated thereunder, or advisable in connection with the marketing of debt securities of that series.

We will comply with Section 14(e) under the Exchange Act, to the extent applicable, and any other tender offer rules under the Exchange Act that may then be applicable, in connection with any obligation to purchase debt securities at the option of the holders thereof. Any such obligation applicable to a series of debt securities will be described in the prospectus supplement relating thereto.

Unless otherwise described in a prospectus supplement relating to any debt securities, there are no covenants or provisions contained in the indentures that may afford the holders of debt securities protection in the event that we enter into a highly leveraged transaction.

The statements made hereunder relating to the indentures and the debt securities are summaries of certain provisions thereof and are qualified in their entirety by reference to all provisions of the indentures and the debt securities and the descriptions thereof, if different, in the applicable prospectus supplement.

Subordination of Subordinated Debt Securities

Tyco International will set forth in the applicable prospectus supplement the terms and conditions, if any, upon which any series of subordinated debt securities is subordinated to debt securities of another series or to Tyco International’s other indebtedness. The terms will include a description of:

•	the indebtedness ranking senior to the debt securities being offered;

•	the restrictions, if any, on payments to the holders of the debt securities being offered while a default with respect to the senior indebtedness is continuing; and

•	the provisions requiring holders of the debt securities being offered to remit some payments to the holders of senior indebtedness.

Guarantees

Unless otherwise specified in an applicable prospectus supplement, Tyco Luxembourg and TIFSA will each fully and unconditionally guarantee the due and punctual payment of the principal of, premium, if any, and interest on any debt securities issued by Tyco International when due and payable, whether at maturity, upon redemption, by acceleration or otherwise. Any guarantee of subordinated debt securities will be subordinated to the other obligations of Tyco Luxembourg and TIFSA, as applicable. The guarantee provides that in the event of a default in payment on a debt security, the holder of the debt security may institute legal proceedings directly against Tyco Luxembourg or TIFSA, as applicable, to enforce the guarantee without first proceeding against Tyco International.

Redemption at Tyco International’s Option

If specified in the applicable prospectus supplement, Tyco International may redeem the debt securities of any series, as a whole or in part, at its option on and after the dates and in accordance with the terms established for such series, if any, in the applicable prospectus supplement. If Tyco International redeems the debt securities of any series, it also must pay accrued and unpaid interest, if any, to the date of redemption on such debt securities.

Redemption Upon Changes in Withholding Taxes

Tyco International may redeem all, but not less than all, of the debt securities of any series under the following conditions:

•	If there is an amendment to, or change in, the laws or regulations of Ireland, Luxembourg or the United States, as applicable, or any political subdivision thereof or therein having the power to tax (a “Taxing Jurisdiction”), or any change in the application or official interpretation of such laws, including any action taken by, or a change in published administrative practice of, a taxing authority or a holding by a court of competent jurisdiction, regardless of whether such action, change or holding is with respect to Tyco International, Tyco Luxembourg or TIFSA;

•

As a result of such amendment or change, Tyco International, Tyco Luxembourg or TIFSA becomes, or there is a material probability that Tyco International, Tyco Luxembourg or TIFSA will become, obligated to pay Additional Amounts, as defined below in “Payment of Additional Amounts,” on the next payment date with respect to the debt securities of such series;

•	The obligation to pay Additional Amounts cannot be avoided through Tyco International’s, Tyco Luxembourg’s or TIFSA’s commercially reasonable measures;

•	Tyco International delivers to the trustee:

•	a certificate of Tyco International, Tyco Luxembourg or TIFSA, as the case may be, stating that the obligation to pay Additional Amounts cannot be avoided by Tyco International, Tyco Luxembourg or TIFSA, as the case may be, taking commercially reasonable measures available to it; and

•	a written opinion of independent tax counsel to Tyco International, Tyco Luxembourg or TIFSA, as the case may be, of recognized standing to the effect that Tyco International, Tyco Luxembourg or TIFSA, as the case may be, has, or there is a material probability that it will become obligated, to pay Additional Amounts as a result of a change, amendment, official interpretation or application described above and that Tyco International, Tyco Luxembourg or TIFSA, as the case may be, cannot avoid the payment of such Additional Amounts by taking commercially reasonable measures available to it; and

•	Following the delivery of the certificate and opinion described in the previous bullet point, Tyco International provides a notice of redemption to each holder of the debt securities of such series not less than 30 days, but not more than 90 days, prior to the date of redemption. The notice of redemption cannot be given more than 90 days before the earliest date on which Tyco International, Tyco Luxembourg or TIFSA would be otherwise required to pay Additional Amounts, and the obligation to pay Additional Amounts must still be in effect when the notice is given.

Upon the occurrence of all of the bullet points above, Tyco International may redeem the debt securities of such series at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to the redemption date.

Notice of Redemption

Notice of any redemption will be mailed at least 30 days but not more than 90 days before the redemption date to each holder of debt securities of a series to be redeemed. If Tyco International elects to redeem a portion but not all of such debt securities, the trustee will select the debt securities to be redeemed in accordance with a method determined by Tyco International, in such manner as complies with applicable legal and stock exchange requirements, if any.

Interest on such debt securities or portions of debt securities will cease to accrue on and after the date fixed for redemption, unless Tyco International defaults in the payment of such redemption price and accrued interest with respect to any such security or portion thereof.

If any date of redemption of any security is not a business day, then payment of principal and interest may be made on the next succeeding business day with the same force and effect as if made on the nominal date of redemption and no interest will accrue for the period after such nominal date.

Payment of Additional Amounts

Unless otherwise required by law, none of Tyco International, Tyco Luxembourg or TIFSA will deduct or withhold from payments made by Tyco International, Tyco Luxembourg or TIFSA under or with respect to the debt securities and the guarantees on account of any present or future taxes, duties, levies, imposts, assessments or governmental charges of whatever nature imposed or levied by or on behalf of any Taxing Jurisdiction (“Taxes”). In the event that Tyco International, Tyco Luxembourg or TIFSA is required to withhold or deduct any amount for or on account of any Taxes from any payment made under or with respect to any debt securities or guarantee, as the case may be, Tyco International, Tyco Luxembourg or TIFSA, as the case may be, will pay such additional amounts (“Additional Amounts”) so that the net amount received by each holder of debt securities (including Additional Amounts) after such withholding or deduction will equal the amount that such holder would have received if such Taxes had not been required to be withheld or deducted.

Additional Amounts will not be payable with respect to a payment made to a holder of debt securities or a holder of beneficial interests in global securities where such holder is subject to taxation on such payment by a relevant Taxing Jurisdiction for any reason other than such holder’s mere ownership of the securities or for or on account of:

•	any Taxes that are imposed or withheld solely because such holder or a fiduciary, settlor, beneficiary, or member of such holder if such holder is an estate, trust, partnership, limited liability company or other fiscally transparent entity, or a person holding a power over an estate or trust administered by a fiduciary holder:

•	is or was present or engaged in, or is or was treated as present or engaged in, a trade or business in the Taxing Jurisdiction or has or had a permanent establishment in the Taxing Jurisdiction;

•	has or had any present or former connection (other than the mere fact of ownership of such securities) with the Taxing Jurisdiction imposing such taxes, including being or having been a national citizen or resident thereof, being treated as being or having been a resident thereof or being or having been physically present therein;

•	with respect to any withholding taxes imposed by the United States, is or was with respect to the United States a personal holding company, a passive foreign investment company, a controlled foreign corporation, a foreign private foundation or other foreign tax exempt organization or corporation that has accumulated earnings to avoid United States federal income tax; or

•	actually or constructively owns or owned 10% or more of the total combined voting power of all classes of stock of Tyco International, Tyco Luxembourg or TIFSA;

•	any estate, inheritance, gift, sales, transfer, excise, personal property or similar Taxes imposed with respect to the securities, except as otherwise provided in the indenture;

•	any Taxes imposed solely as a result of the presentation of such debt securities, where presentation is required, for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever is later, except to the extent that the beneficiary or holder thereof would have been entitled to the payment of Additional Amounts had such debt securities been presented for payment on any date during such 30-day period;

•	any Taxes imposed or withheld solely as a result of the failure of such holder or any other person to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connection with the Taxing Jurisdiction of such holder, if such compliance is required by statute or regulation of the relevant Taxing Jurisdiction as a precondition to relief or exemption from such Taxes;

•	with respect to withholding Taxes imposed by the United States, any such Taxes imposed by reason of the failure of such holder to fulfill the statement requirements of sections 871(h) or 881(c) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”);

•	any Taxes that are payable by any method other than withholding or deduction by Tyco International, Tyco Luxembourg or TIFSA or any paying agent from payments in respect of such securities;

•	any Taxes required to be withheld by any paying agent from any payment in respect of any securities if such payment can be made without such withholding by at least one other paying agent;

•

any Taxes required to be deducted or withheld pursuant to the European Council Directive 2003/48/EC of June 3, 2003, or any other directive implementing the conclusions of the ECOFIN Council meeting of November 26 and 27, 2000, on the taxation of savings income in the form of interest payments (or any amendment thereof), or any law implementing or complying with, or introduced in order to conform to, that Directive or the Luxembourg Law of December 23, 2005 (as amended);

•	any withholding or deduction for Taxes which would not have been imposed if the relevant Securities had been presented to another paying agent in a Member State of the European Union;

•	any withholding or deduction required pursuant to sections 1471 through 1474 of the Code, any regulations or agreements thereunder, official interpretations thereof or any law implementing an intergovernmental approach thereto; or

•	any combination of the above conditions.

Additional Amounts will not be payable to or for the account of any holder of securities or holder of a beneficial interest in such securities if such payment would not be subject to such withholding or deduction of Taxes but for the failure of such holder of securities or holder of a beneficial interest in such securities to make a valid declaration of non-residence or other similar claim for exemption or to provide a certificate declaring its non-residence, if Tyco International were treated as a domestic corporation under United States federal income tax laws and if (x) the making of such declaration or claim or the provision of such certificate is required or imposed by statute, treaty, regulation, ruling or administrative practice of the relevant Taxing Authority as a precondition to an exemption from, or reduction in, the relevant Taxes, and (y) at least 60 days prior to the first payment date with respect to which Tyco International, Tyco Luxembourg or TIFSA, as the case may be, shall apply this paragraph, Tyco International, Tyco Luxembourg or TIFSA, as the case may be, shall have notified all holders of securities in writing that they shall be required to provide such declaration or claim.

Additional Amounts also will not be payable to any holder of securities or the holder of a beneficial interest in a global security that is a fiduciary, partnership, limited liability company or other fiscally transparent entity, or to such holder that is not the sole holder of such security or holder of such beneficial interests in such security, as the case may be. The exception, however, will apply only to the extent that a beneficiary or settlor with respect to the fiduciary, or a beneficial owner or member of the partnership, limited liability company or other fiscally transparent entity would not have been entitled to the payment of an Additional Amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment.

Each of Tyco International, Tyco Luxembourg and TIFSA, as applicable, also:

•	will make such withholding or deduction of Taxes;

•	will remit the full amount of Taxes so deducted or withheld to the relevant Taxing Jurisdiction in accordance with all applicable laws;

•	will use its commercially reasonable efforts to obtain from each Taxing Jurisdiction imposing such Taxes certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld; and

•	upon request, will make available to the holders of the debt securities, within 90 days after the date the payment of any Taxes so deducted or withheld is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by Tyco International, Tyco Luxembourg or TIFSA or if, notwithstanding Tyco International’s, Tyco Luxembourg’s or TIFSA’s efforts to obtain such receipts, the same are not obtainable, other evidence of such payments.

At least 30 days prior to each date on which any payment under or with respect to the debt securities of a series or guarantees is due and payable, if Tyco International, Tyco Luxembourg or TIFSA will be obligated to pay Additional Amounts with respect to such payment, Tyco International, Tyco Luxembourg or TIFSA will deliver to the trustee an officer’s certificate stating the fact that such Additional Amounts will be payable, the amounts so payable and such other information as is necessary to enable the trustee to pay such Additional Amounts to holders of such debt securities on the payment date.

In addition, Tyco International will pay any stamp, issue, registration, documentary or other similar taxes and duties, including interest, penalties and Additional Amounts with respect thereto, payable in Ireland or the United States or any political subdivision or taxing authority of or in the foregoing in respect of the creation, issue, offering, enforcement, redemption or retirement of the debt securities.

The foregoing provisions shall survive any termination or the discharge of each indenture and shall apply to any jurisdiction in which TIFSA, Tyco Luxembourg, Tyco International or any successor to Tyco International, Tyco Luxembourg or TIFSA, as the case may be, is organized or is engaged in business for tax purposes or any political subdivisions or taxing authority or agency thereof or therein.

Whenever in an indenture, any debt securities, any guarantee or in this “Description of Debt Securities and Guarantees of Debt Securities” there is mentioned, in any context, the payment of principal, premium, if any, redemption price, interest or any other amount payable under or with respect to any debt securities, such mention includes the payment of Additional Amounts to the extent payable in the particular context.

Affirmative Covenants

Under the indentures:

•	Tyco International will duly and punctually pay or cause to be paid the principal of, premium, if any, and interest on the debt securities;

•	Tyco International will maintain an office or agency where securities may be presented or surrendered for payment; and

•	Tyco International, Tyco Luxembourg and TIFSA will furnish to the trustee on or before March 31 of each year a certificate executed by the principal executive, financial or accounting officer of each of Tyco International, Tyco Luxembourg and TIFSA on their respective behalf as to such officer’s knowledge of Tyco International’s, Tyco Luxembourg’s or TIFSA’s, as the case may be, compliance with all covenants and agreements under the indentures required to be complied with by Tyco International, Tyco Luxembourg and TIFSA, respectively.

Reports by Tyco International

So long as any debt securities are outstanding, Tyco International shall file with the trustee, within 15 days after it files with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the forgoing as the SEC may from time to time by rules and regulations prescribe) (“SEC Reports”) that it may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act. Tyco International shall be deemed to have complied with the previous sentence to the extent that such information, documents and reports are filed with the SEC via EDGAR, or any successor electronic delivery procedure; provided, however, that the trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed pursuant to the EDGAR system (or its successor). Delivery of such reports, information and documents to the trustee is for informational purposes only and the trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including Tyco International’s compliance with any of its covenants under the indentures (as to which the trustee is entitled to rely exclusively on officer’s certificates).

Limitation on Tyco International’s, Tyco Luxembourg’s and TIFSA’s Ability to Consolidate, Merge and Sell Assets

Each of Tyco International, Tyco Luxembourg and TIFSA covenants that it will not merge or consolidate with any other person or sell or convey all or substantially all of its assets to any person, unless:

(1) Tyco International, Tyco Luxembourg or TIFSA, as the case may be, shall be the continuing entity, or the successor entity or the person which acquires by sale or conveyance substantially all the assets of

Tyco International, Tyco Luxembourg or TIFSA, as the case may be (if other than Tyco International, Tyco Luxembourg or TIFSA, as the case may be), (A) shall expressly assume the due and punctual payment of the principal of, premium, if any, and interest on the debt securities or the obligations under the guarantees, as the case may be, according to their tenor, and the due and punctual performance and observance of all of the covenants and agreements of the indentures to be performed or observed by Tyco International, Tyco Luxembourg or TIFSA, as the case may be, by supplemental indenture reasonably satisfactory to the trustee, executed and delivered to the trustee by such person, and (B) is an entity treated as a “corporation” for U.S. tax purposes or Tyco International, Tyco Luxembourg or TIFSA, as the case may be, obtains either (x) an opinion, in form and substance reasonably acceptable to the trustee, of tax counsel of recognized standing reasonably acceptable to the trustee, which counsel shall include Gibson, Dunn & Crutcher LLP, or (y) a ruling from the U.S. Internal Revenue Service, in either case to the effect that such merger or consolidation, or such sale or conveyance, will not result in an exchange of the debt securities for new debt instruments for U.S. federal income tax purposes; and

(2) no Event of Default (as defined below) and no event that, after notice or lapse of time or both, would become an Event of Default shall be continuing immediately after such merger or consolidation, or such sale or conveyance.

Tyco International shall deliver to the trustee prior to the consummation of the proposed transaction an officer’s certificate to the forgoing effect and an opinion of counsel stating that the proposed transaction and any such supplemental indenture comply with the indentures.

Events of Default

With respect to debt securities of a particular series, an “Event of Default” means any one or more of the following events that has occurred and is continuing, except with respect to any series of securities for which the supplemental indenture or resolution of the board of directors under which such series of securities is issued or the form of security for such series expressly provides that any such Event of Default shall not apply to such series of securities:

•	default in the payment of any installment of interest upon any of the debt securities of such series as and when the same shall become due and payable, and continuance of such default for a period of 30 days;

•	default in the payment of all or any part of the principal of or premium, if any, on any of the debt securities of such series as and when the same shall become due and payable either at maturity, upon redemption, by declaration or otherwise;

•	default in the payment of any sinking fund installment as and when the same shall become due and payable by the terms of the securities of such series;

•	default in the performance, or breach, of any covenant or agreement of Tyco International, Tyco Luxembourg or TIFSA in respect of the debt securities of such series and the related guarantee (other than a default or breach that is specifically dealt with elsewhere), and continuance of such default or breach for a period of 90 days after the date on which there has been given, by registered or certified mail, to Tyco International, Tyco Luxembourg and TIFSA by the trustee or to Tyco International, Tyco Luxembourg, TIFSA and the trustee by the holders of at least 25% in principal amount of the outstanding debt securities of such series issued under the indentures affected thereby, a written notice specifying such default or breach and requiring it to be remedied and stating that the notice is a “Notice of Default” under the indentures;

•	the guarantee with respect to the securities of such series shall for any reason cease to be, or shall for any reason be asserted in writing by Tyco International, Tyco Luxembourg or TIFSA not to be, in full force and effect and enforceable in accordance with its terms except to the extent contemplated by the indentures and such guarantee;

•	a court having jurisdiction in the premises shall enter a decree or order for relief in respect of Tyco International, Tyco Luxembourg or TIFSA in an involuntary case under any applicable bankruptcy,

insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator or similar official of Tyco International, Tyco Luxembourg or TIFSA or for any substantial part of its property or ordering the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days;

•	Tyco International, Tyco Luxembourg or TIFSA shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator or similar official of Tyco International, Tyco Luxembourg or TIFSA or for any substantial part of its property, or make any general assignment for the benefit of creditors; or

•	any other Event of Default provided in the supplemental indenture or resolution of the board of directors under which such series of securities is issued or in the form of security for such series.

If an Event of Default shall have occurred and be continuing in respect of the securities of a series, in each and every case, unless the principal of all the securities of the series shall have already become due and payable, either the trustee or the holders of not less than 25% in aggregate principal amount of the securities of such series then outstanding, by notice in writing to Tyco International, Tyco Luxembourg and TIFSA, and to the trustee if given by such holders, may declare the unpaid principal of all the securities of that series to be due and payable immediately.

The holders of a majority in aggregate principal amount of securities of any series, by written notice to Tyco International, Tyco Luxembourg and TIFSA and the trustee, may waive any existing default in the performance of any of the covenants contained in the indentures or established with respect to such series and its consequences, except a default in the payment of the principal of, premium, if any, or interest on, any of the securities of that series as and when the same shall become due by the terms of such securities. Upon any such waiver, the default covered thereby and any Event of Default arising therefrom shall be deemed to be cured for all purposes of the indentures.

The holders of a majority in aggregate principal amount of the outstanding securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such series; provided, however, that such direction shall not be in conflict with any rule of law or with the indentures or be unduly prejudicial to the rights of holders of securities of any other outstanding series of debt securities. Subject to the terms of the indentures, the trustee shall have the right to decline to follow any such direction if the trustee in good faith, by a responsible officer or responsible officers of the trustee, shall determine that the proceeding so directed would involve the trustee in personal liability.

No holder of any security of any series shall have any right to institute any suit, action or proceeding in equity or at law under the indentures or to appoint a receiver or trustee, or to seek any other remedies under the indentures unless:

•	such holder previously shall have given to the trustee written notice of an Event of Default and the continuance thereof specifying such Event of Default;

•	the holders of not less than 25% in aggregate principal amount of the securities of such series then outstanding shall have made written request upon the trustee to institute such action, suit or proceeding in its own name as trustee;

•	such holder or holders shall have offered to the trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby;

•	the trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have failed to institute any such action, suit or proceeding; and

•	during such 60 day period, the holders of a majority in principal amount of the securities of that series do not give the trustee a direction inconsistent with such request.

The right of any holder to receive payment of principal of, and premium, if any, and interest on such security or to institute suit for the enforcement of any such payment shall not be impaired or affected without the consent of such holder.

Modification of the Indenture

Tyco International, Tyco Luxembourg, TIFSA and the trustee may from time to time and at any time enter into an indenture or indentures supplemental to the indenture without the consent of any holders of any series of securities for one or more of the following purposes:

•	to cure any ambiguity, defect or inconsistency in the indenture or debt securities of any series, including making any such changes as are required for the indenture to comply with the Trust Indenture Act;

•	to add an additional obligor on the debt securities or to add a guarantor of any outstanding series of debt securities, or to evidence the succession of another person to Tyco International, Tyco Luxembourg or TIFSA, or successive successions, and the assumption by the successor person of the covenants, agreements and obligations of Tyco International, Tyco Luxembourg or TIFSA, as the case may be, pursuant to provisions in the indenture concerning consolidation, merger, the sale of assets or successor entities;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	to add to the covenants of Tyco International, Tyco Luxembourg or TIFSA for the benefit of the holders of any outstanding series of debt securities or to surrender any of Tyco International’s, Tyco Luxembourg’s or TIFSA’s rights or powers under the indenture;

•	to add any additional Events of Default for the benefit of the holders of any outstanding series of debt securities;

•	to change or eliminate any of the provisions of the indenture, provided that any such change or elimination shall not become effective with respect to any outstanding debt security of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

•	to secure the debt securities of any series;

•	to make any other change that does not adversely affect the rights of any holder of outstanding debt securities in any material respect;

•	to provide for the issuance of and establish the form and terms and conditions of a series of debt securities, to provide which, if any, of the covenants of Tyco International, Tyco Luxembourg or TIFSA shall apply to such series, to name one or more guarantors and provide for guarantees of such series, to provide which of the Events of Default it shall apply to such series, to provide for the terms and conditions upon which the guarantee by Tyco Luxembourg and/or TIFSA of such series may be released or terminated, or to define the rights of the holders of such series of debt securities;

•	to issue additional debt securities of any series; provided that such additional debt securities have the same terms as, and be deemed part of the same series as, the applicable series of debt securities to the extent required under the indenture; or

•	to evidence and provide for the acceptance of appointment by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trust by more than one trustee.

In addition, under the indenture, with the written consent of the holders of not less than a majority in aggregate principal amount of the debt securities of each series at the time outstanding that is affected, Tyco International, Tyco Luxembourg and TIFSA, when authorized by board resolutions, and the trustee, from time to time and at any time may enter into an indenture or indentures to supplement the indenture. However, the following changes may only be made with the consent of each holder of outstanding debt securities affected:

•	extend a fixed maturity of or any installment of principal of any debt securities of any series or reduce the principal amount thereof or reduce the amount of principal of any original issue discount security that would be due and payable upon declaration of acceleration of the maturity thereof;

•	reduce the rate of or extend the time for payment of interest on any debt security of any series;

•	reduce the premium payable upon the redemption of any debt security;

•	make any debt security payable in currency other than that stated in the debt security;

•	impair the right to institute suit for the enforcement of any payment on or after the fixed maturity thereof or, in the case of redemption, on or after the redemption date;

•	modify the subordination provisions applicable to any debt security or the related guarantee in a manner adverse in any material respect to the holder thereof; or

•	reduce the percentage of debt securities, the holders of which are required to consent to any such supplemental indenture or indentures.

A supplemental indenture that changes or eliminates any covenant, Event of Default or other provision of the indenture that has been expressly included solely for the benefit of one or more particular series of securities, if any, or which modifies the rights of the holders of securities of such series with respect to such covenant, Event of Default or other provision, shall be deemed not to affect the rights under the indenture of the holders of securities of any other series.

It will not be necessary for the consent of the holders to approve the particular form of any proposed supplement, amendment or waiver, but it shall be sufficient if such consent approves the substance of it.

Information Concerning the Trustee

In case an Event of Default with respect to the securities of a series has occurred (that has not been cured or waived), the trustee shall exercise with respect to securities of that series such of the rights and powers vested in it by the indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. None of the provisions contained in the indenture shall require the trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of the indenture or adequate indemnity against such risk is not reasonably assured to it.

The trustee may resign with respect to one or more series of debt securities by giving a written notice to Tyco International and to the holders of that series of debt securities. The holders of a majority in principal amount of the outstanding debt securities of a particular series may remove the trustee by notifying Tyco International and the trustee. Tyco International may remove the trustee if:

•	the trustee has or acquires a “conflicting interest,” within the meaning of Section 310(b) of the Trust Indenture Act, and fails to comply with the provisions of Section 310(b) of the Trust Indenture Act;

•	the trustee fails to comply with the eligibility requirements provided in the indenture and fails to resign after written request therefor by Tyco International or by any such holder in accordance with the indenture; or

•	the trustee becomes incapable of acting, or is adjudged to be bankrupt or insolvent, or commences a voluntary bankruptcy proceeding, or a receiver of the trustee or of its property is appointed or consented to, or any public officer takes charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation.

If the trustee resigns or is removed or if the office of the trustee is otherwise vacant, Tyco International will appoint a successor trustee in accordance with the provisions of the indenture.

A resignation or removal of the trustee and appointment of a successor trustee shall become effective only upon the successor trustee’s acceptance of the appointment as provided in the indenture.

Payment and Paying Agents

The interest installment on any security that is payable, and is punctually paid or duly provided for, on the fixed date on which an installment of interest with respect to securities of that series is due and payable, shall be paid to the person in whose name such security (or one or more predecessor securities) is registered at the close of business on the regular record date for such interest installment.

Tyco International, upon notice to the trustee, may appoint one or more paying agents, other than the trustee, for all or any series of the debt securities. The debt securities of a particular series will be surrendered for payment at the office of the paying agents designated by Tyco International. If Tyco International does not designate such an office, the corporate trust office of the trustee will serve as the office of the paying agent for such series. Tyco International or any of its subsidiaries may act as paying agent upon written notice to the trustee.

All funds paid by Tyco International, Tyco Luxembourg or TIFSA to a paying agent or the trustee for the payment of the principal of, premium, if any, or interest on the debt securities which remains unclaimed for at least one year after such principal, premium, if any, or interest has become due and payable will be repaid to Tyco International, Tyco Luxembourg or TIFSA, as the case may be, and the holder of the debt securities thereafter may look only to Tyco International, Tyco Luxembourg and TIFSA, as applicable, for payment thereof.

Governing Law

The indenture and any debt securities issued thereunder shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of the State of New York without regard to conflicts of laws principles that would require the application of any other law. The indenture is subject to the provisions of the Trust Indenture Act that are required to be part of the indenture and shall, to the extent applicable, be governed by such provisions.

Satisfaction and Discharge of Indenture

The indenture shall cease to be of further effect with respect to a series of securities if, at any time:

(a) Tyco International, Tyco Luxembourg or TIFSA have delivered or have caused to be delivered to the trustee for cancellation all securities of a series theretofore authenticated, other than any securities that have been destroyed, lost or stolen and that have been replaced or paid as provided in the indenture, and securities for whose payment funds or governmental obligations have theretofore been deposited in trust or segregated and held in trust by Tyco International, Tyco Luxembourg or TIFSA and thereupon repaid to Tyco International, Tyco Luxembourg or TIFSA or discharged from such trust, as provided in the indenture; or

(b) all such securities of a particular series not theretofore delivered to the trustee for cancellation have become due and payable or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption, and Tyco International, Tyco Luxembourg or TIFSA shall irrevocably deposit or cause to be deposited with the trustee as trust funds the entire amount, in funds or governmental obligations, or a combination thereof, sufficient to pay at maturity or upon redemption all securities of such series not theretofore delivered to the trustee for cancellation, including principal, premium, if any, and interest due or to become due on such date of maturity or redemption date, as the case may be, and if in either case Tyco International, Tyco Luxembourg or TIFSA shall also pay or cause to be paid all other sums payable hereunder with respect to such series by Tyco International.

Notwithstanding the above, Tyco International may not be discharged from the following obligations, which will survive until the date of maturity or the redemption date for the applicable series of debt securities:

•	to make any interest or principal payments that may be required;

•	to register the transfer or exchange of the debt securities of the series;

•	to execute and authenticate the debt securities;

•	to replace stolen, lost or mutilated debt securities;

•	to maintain an office or agency;

•	to maintain paying agencies; and

•	to appoint new trustees as required.

Tyco International also may not be discharged from the following obligations which will survive the satisfaction and discharge of the applicable series of debt securities:

•	to compensate and reimburse the trustee in accordance with the terms of the indenture;

•	to receive unclaimed payments held by the trustee for at least one year after the date upon which the principal, if any, or interest on the debt securities shall have respectively come due and payable and remit those payments to the holders if required; and

•	to withhold or deduct taxes as provided in the indentures.

Defeasance and Discharge of Obligations

The following defeasance provision shall be applicable only with respect to debt securities denominated and payable only in dollars. Defeasance provisions for debt securities denominated in a foreign currency, if any, will be specified in the applicable prospectus supplement. Tyco International’s, Tyco Luxembourg’s and TIFSA’s obligations with respect to the debt securities of any series and any related guarantees will be discharged upon compliance with the conditions under the caption “Covenant Defeasance” if, with respect to all debt securities of that particular series that have not been previously delivered to the trustee for cancellation or that have not become due and payable as described above under “Satisfaction and Discharge of Indenture,” such debt securities have been paid by Tyco International, Tyco Luxembourg or TIFSA by depositing irrevocably with the trustee, in trust, funds or governmental obligations, or a combination thereof, sufficient to pay at maturity or upon redemption all such outstanding debt securities of that series, such deposit to include:

•	principal;

•	premium, if any;

•	interest due or to become due to such date of maturity or date fixed for redemption, as the case may be; and

•	all other payments due under the terms of the indentures with respect to the debt securities of such series.

Notwithstanding the above, Tyco International, Tyco Luxembourg and TIFSA, to the extent applicable to each, may not be discharged from the following obligations, which will survive until such date of maturity or the redemption date for the applicable series of debt securities:

•	to make any interest or principal payments that may be required;

•	to register the transfer or exchange of the debt securities of such series;

•	to execute and authenticate the debt securities;

•	to replace stolen, lost or mutilated debt securities;

•	to maintain an office or agency;

•	to maintain paying agencies; and

•	to appoint new trustees as required.

Tyco International also may not be discharged from the following obligations which will survive the satisfaction and discharge of the applicable series of debt securities:

•	to compensate and reimburse the trustee in accordance with the terms of the indentures;

•	to receive unclaimed payments held by the trustee for at least one year after the date upon which the principal, if any, or interest on the debt securities shall have respectively come due and payable and remit those payments to the holders if required; and

•	to withhold or deduct taxes as provided in the indentures.

Covenant Defeasance

Upon compliance with specified conditions, Tyco International, Tyco Luxembourg and TIFSA will not be required to comply with some covenants contained in the indentures and the supplemental indenture, and any omission to comply with the obligations will not constitute a default or Event of Default relating to the applicable series of debt securities, or, if applicable, Tyco International’s, Tyco Luxembourg’s and TIFSA’s obligations with respect to the applicable series of debt securities will be discharged. These conditions are:

•	Tyco International, Tyco Luxembourg or TIFSA irrevocably deposits in trust with the trustee or, at the option of the trustee, with a trustee satisfactory to the trustee and Tyco International, Tyco Luxembourg or TIFSA, as the case may be, under the terms of an irrevocable trust agreement in form and substance satisfactory to the trustee, funds or governmental obligations or a combination thereof sufficient to pay principal of, premium, if any, and interest on the outstanding securities of such series to maturity or redemption, as the case may be, and to pay all other amounts payable by it hereunder, provided that (A) the trustee of the irrevocable trust shall have been irrevocably instructed to pay such funds or the proceeds of such governmental obligations to the trustee and (B) the trustee shall have been irrevocably instructed to apply such funds or the proceeds of such governmental obligations to the payment of principal, premium, if any, and interest with respect to the securities of such series;

•	Tyco International, Tyco Luxembourg or TIFSA, as the case may be, delivers to the trustee an officer’s certificate stating that all conditions precedent specified herein relating to defeasance or covenant defeasance, as the case may be, have been complied with, and an opinion of counsel to the same effect;

•	no Event of Default described in the first, second, third, fifth, sixth or seventh bullet points in the first paragraph under the caption “Events of Default” shall have occurred and be continuing, and no event which with notice or lapse of time or both would become such an Event of Default shall have occurred and be continuing, on the date of such deposit;

•	Tyco International, Tyco Luxembourg or TIFSA, as the case may be, shall have delivered to the trustee an opinion of counsel or a ruling received from the Internal Revenue Service to the effect that the holders of the securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of Tyco International’s, Tyco Luxembourg’s or TIFSA’s exercise of such defeasance or covenant defeasance and will be subject to U.S. Federal income tax in the same amount and in the same manner and at the same times as would have been the case if such election had not been exercised;

•

such defeasance or covenant defeasance shall not (i) cause the trustee to have a conflicting interest for purposes of the Trust Indenture Act with respect to any securities or (ii) result in the trust arising from such deposit to constitute, unless it is registered as such, a regulated investment company under the Investment Company Act of 1940; and

•	such defeasance or covenant defeasance shall be effected in compliance with any additional or substitute terms, conditions or limitations which may be imposed on Tyco International, Tyco Luxembourg or TIFSA pursuant to the indentures.

Book-Entry, Delivery and Form

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository (a “Debt Depository”) identified in the applicable prospectus supplement. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless otherwise provided in such prospectus supplement, debt securities that are represented by a global security will be issued in denominations of $1,000 or any integral multiple thereof and will be issued in registered form only, without coupons.

We anticipate that any global securities will be deposited with, or on behalf of, The Depository Trust Company (“DTC”), and that such global securities will be registered in the name of Cede & Co., DTC’s nominee. We further anticipate that the following provisions will apply to the depository arrangements with respect to any such global securities. Any additional or differing terms of the depository arrangements will be described in the prospectus supplement relating to a particular series of debt securities issued in the form of global securities.

Beneficial interests in the global securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in DTC. Investors may elect to hold their interests in the global securities through either DTC (in the United States) or (in Europe) through Clearstream (as defined below) or through Euroclear (as defined below). Investors may hold their interests in the global securities directly if they are participants of such systems, or indirectly through organizations that are participants in these systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective U.S. depositaries, which in turn will hold these interests in customers’ securities accounts in the depositaries’ names on the books of DTC. Beneficial interests in the global securities will be held in denominations of $1,000 and multiples of $1,000 in excess thereof. Except as set forth below, the global securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

Debt securities represented by a global security can be exchanged for definitive securities in registered form only if:

•	DTC notifies us that it is unwilling or unable to continue as depositary for that global security and Tyco International does not appoint a successor depositary within 90 days after receiving that notice;

•	at any time DTC ceases to be a clearing agency registered or in good standing under the Exchange Act, or other applicable statute or regulation and Tyco International does not appoint a successor depositary within 90 days after becoming aware that DTC has ceased to be registered as a clearing agency; or

•	Tyco International determines that that global security will be exchangeable for definitive securities in registered form and notifies the trustee of its decision.

A global security that can be exchanged as described in the preceding sentence will be exchanged for definitive securities issued in authorized denominations in registered form for the same aggregate amount. The definitive securities will be registered in the names of the owners of the beneficial interests in the global security as directed by DTC.

We will make principal and interest payments on all debt securities represented by a global security to the paying agent which in turn will make payment to DTC or its nominee, as the case may be, as the sole registered owner and the sole holder of the debt securities represented by a global security for all purposes under the indentures. Accordingly, we, the trustee and any paying agent will have no responsibility or liability for:

•	any aspect of DTC’s records relating to, or payments made on account of, beneficial ownership interests in a debt security represented by a global security; and

•	any other aspect of the relationship between DTC and its participants or the relationship between those participants and the owners of beneficial interests in a global security held through those participants; or the maintenance, supervision or review of any of DTC’s records relating to those beneficial ownership interests.

DTC has advised us that its current practice is to credit participants’ accounts on each payment date with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security as shown on DTC’s records, upon DTC’s receipt of funds and corresponding detail information. The underwriters or agents for the debt securities represented by a global security will initially designate the accounts to be credited. Payments by participants to owners of beneficial interests in a global security will be governed by standing instructions and customary practices, as is the case with securities held for customer accounts registered in “street name,” and will be the sole responsibility of those participants. Book-entry notes may be more difficult to pledge because of the lack of a physical note.

DTC

So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the debt securities represented by that global security for all purposes of the debt securities. Owners of beneficial interests in the debt securities will not be entitled to have debt securities registered in their names, will not receive or be entitled to receive physical delivery of the debt securities in definitive form and will not be considered owners or holders of debt securities under the indentures. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if that person is not a DTC participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder of debt securities. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of the securities in certificated form. These laws may impair the ability to transfer beneficial interests in a global security. Beneficial owners may experience delays in receiving distributions on their debt securities since distributions will initially be made to DTC and must then be transferred through the chain of intermediaries to the beneficial owner’s account.

We understand that, under existing industry practices, if we request holders to take any action, or if an owner of a beneficial interest in a global security desires to take any action which a holder is entitled to take under the indentures, then DTC would authorize the participants holding the relevant beneficial interests to take that action and those participants would authorize the beneficial owners owning through such participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them.

Beneficial interests in a global security will be shown on, and transfers of those ownership interests will be effected only through, records maintained by DTC and its participants for that global security. The conveyance of notices and other communications by DTC to its participants and by its participants to owners of beneficial interests in the debt securities will be governed by arrangements among them, subject to any statutory or regulatory requirements in effect.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act.

DTC holds the securities of its participants and facilitates the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of its participants. The electronic book-entry system eliminates the need for physical certificates. DTC’s participants include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and certain other organizations, some of which, and/or their representatives, own DTC. Banks, brokers, dealers, trust companies and others that clear through, or maintain a custodial relationship with, a participant, either directly or indirectly, also have access to DTC’s book-entry system. The rules applicable to DTC and its participants are on file with the SEC.

DTC has advised us that the above information with respect to DTC has been provided to its participants and other members of the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Clearstream

Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations, or “Clearstream Participants,” and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Clearstream’s U.S. Participants are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.

Distributions with respect to debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream.

Euroclear

Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear, or “Euroclear Participants,” and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear performs various other services, including securities lending and borrowing and interacts with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A/N.V., or the “Euroclear Operator,” under contract with Euroclear plc, a U.K. corporation. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Euroclear Operator is a Belgian bank. As such it is regulated by the Belgian Banking and Finance Commission.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the “Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System,” and applicable Belgian law, or the “Terms and Conditions.” The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants. Distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for Euroclear.

Euroclear has further advised us that investors that acquire, hold and transfer interests in the debt securities by book-entry through accounts with the Euroclear Operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the global securities.

Global Clearance and Settlement Procedures

Initial settlement for the debt securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving debt securities through DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. Depositaries.

Because of time-zone differences, credits of debt securities received through Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such debt securities settled during such processing will be reported to the relevant Euroclear Participants or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of debt securities by or through a Clearstream Participant or a Euroclear Participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

If the debt securities are cleared only through Euroclear and Clearstream (and not DTC), you will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices, and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers, and other institutions are open for business in the United States. In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, U.S. investors who wish to exercise rights that expire on a particular day may need to act before the expiration date.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of debt securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be modified or discontinued at any time. Neither we nor any paying agent will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect participants of their obligations under the rules and procedures governing their operations.

PLAN OF DISTRIBUTION

We may sell the offered securities through agents, through underwriters or dealers, directly to one or more purchasers, through a combination of any of these methods of sale or through any other methods described in a prospectus supplement. The distribution of securities may be effected, from time to time, in one or more transactions, including block transactions and transactions on The New York Stock Exchange or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

In connection with any particular offering pursuant to this shelf registration statement, an underwriter may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price.

•	Over-allotment involves sales by an underwriter of securities in excess of the number of securities an underwriter is obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of securities over-allotted by an underwriter is not greater than the number of securities that it may purchase pursuant to an over-allotment option. In a naked short position the number of securities involved is greater than the number of securities in an over-allotment option. An underwriter may close out any short position by either exercising its over-allotment option and/or purchasing securities in the open market.

•	Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions where there is an over-allotment option. In determining the source of securities to close out the short position, an underwriter will consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. If an underwriter sells more securities than could be covered by the over-allotment option (a naked short position), the position can only be closed out by buying securities in the open market. A naked short position is more likely to be created if an underwriter is concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

•	Penalty bids permit representatives to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of the securities. As a result, the price of our securities may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the New York Stock Exchange or otherwise and, if commenced, may be discontinued at any time.

ENFORCEMENT OF CIVIL LIABILITIES

Tyco International, Tyco Luxembourg and TIFSA will consent in the indentures to jurisdiction in the U.S. federal and state courts in the City of New York and to service of process in the City of New York in any legal suit, action or proceeding brought to enforce any rights under or with respect to the indentures, the debt securities and the guarantees. Any judgment against Tyco International, Tyco Luxembourg or TIFSA in respect of the indentures, the debt securities or the guarantees, including for civil liabilities under the U.S. federal securities laws, obtained in any U.S. federal or state court may have to be enforced in the courts of Ireland or Luxembourg. Investors should not assume that the courts of Ireland or Luxembourg would enforce judgments of U.S. courts obtained against Tyco International, Tyco Luxembourg or TIFSA predicated upon the civil liability provisions of the U.S. federal securities laws or that such courts would enforce, in original actions, liabilities against Tyco International, Tyco Luxembourg or TIFSA predicated solely upon such laws.

Ireland

Tyco International is a public limited company organized under the laws of Ireland. Certain members of Tyco International’s board of directors are non-residents of the United States, and a substantial portion of Tyco International’s assets and the assets (including its holdings in Tyco Luxembourg and TIFSA) of its directors are located outside the United States. As a result, in a lawsuit based on the civil liability provisions of the U.S. federal or state securities laws, U.S. investors may find it difficult to:

•	effect service within the United States upon Tyco International or its directors and officers located outside the United States;

•	enforce judgments obtained against those persons in U.S. courts or in courts in jurisdictions outside the United States; and

•	enforce against those persons in Ireland judgments of U.S. courts, and it is unlikely that an Irish court would entertain an action for civil liabilities based solely upon the U.S. federal or state securities laws.

Tyco has been advised by its legal advisors that a judgment for the payment of money rendered by a court in the United States based on civil liability would not be automatically enforceable in Ireland. There is no treaty between Ireland and the United States providing for the reciprocal enforcement of foreign judgments. The following requirements must be met before the foreign judgment will be deemed to be enforceable in Ireland:

•	The judgment must be for a definite sum;

•	The judgment must be final and conclusive; and

•	The judgment must be provided by a court of competent jurisdiction.

An Irish court will also exercise its right to refuse judgment if the foreign judgment was obtained by fraud, if the judgment violated Irish public policy, if the judgment is in breach of natural justice or if it is irreconcilable with an earlier foreign judgment.

Luxembourg

Tyco Luxembourg is a partnership limited by shares organized under the laws of the Grand Duchy of Luxembourg. Tyco Luxembourg is managed by its general partner Tyco Fire & Security S.à r.l., a private limited liability company organized under the laws of the Grand Duchy of Luxembourg (the “General Partner”). Certain managers of the General Partner are non-residents of the United States and a substantial portion of Tyco Luxembourg and the assets of the managers of the General Partner may be located outside the United States. As a result, you may not be able to effect a service of process within the United States on Tyco Luxembourg or on such persons or to enforce in Luxembourg courts judgments obtained against Tyco Luxembourg or such persons in U.S. courts, including actions predicated upon the civil liability provisions of the U.S. federal and state securities laws or other laws. Likewise, it may also be difficult for an investor to enforce in U.S. courts judgments obtained against Tyco Luxembourg or such persons in courts in jurisdictions outside the United States, including actions predicated upon the civil liability provisions of the U.S. securities laws.

TIFSA is a public limited liability company organized under the laws of the Grand Duchy of Luxembourg. Certain members of TIFSA’s board of directors are non-residents of the United States and a substantial portion of TIFSA’s assets and the assets of its directors may be located outside the United States. As a result, you may not be able to effect a service of process within the United States on TIFSA or on such persons or to enforce in Luxembourg courts judgments obtained against TIFSA or such persons in U.S. courts, including actions predicated upon the civil liability provisions of the U.S. federal and state securities laws or other laws. Likewise, it may also be difficult for an investor to enforce in U.S. courts judgments obtained against TIFSA or such persons in courts in jurisdictions outside the United States, including actions predicated upon the civil liability provisions of the U.S. securities laws.

Tyco Luxembourg and TIFSA have been advised by Allen & Overy (société en commandite simple) in Luxembourg, their Luxembourg counsel, that the United States and the Grand-Duchy of Luxembourg are not currently bound by a treaty providing for reciprocal recognition and enforcement of judgments (other than arbitral awards) rendered in civil and commercial matters. According to such counsel, an enforceable judgment for the payment of monies rendered by any U.S. federal or state court based on civil liability, whether or not predicated solely upon the U.S. securities laws, would not directly be enforceable in Luxembourg. However, a party who received such favorable judgment in a U.S. court may initiate enforcement proceedings in Luxembourg (exequatur) by requesting enforcement of the U.S. judgment to the president of the District Court (Tribunal d’Arrondissement) pursuant to article 678 of the New Luxembourg Code of Civil Procedure. The president of the District Court will authorize the enforcement in Luxembourg of the U.S. judgment if it is satisfied that all of the following conditions are met:

•	the U.S. judgment is enforceable (executoire) in the United States;

•	the jurisdictional ground of the U.S. court is founded according to Luxembourg conflict of jurisdiction rules and to the applicable domestic U.S. federal or state jurisdiction rules;

•	the U.S. court has applied to the dispute the substantive law which would have been designated by Luxembourg conflict of law rules;

•	the U.S. court has acted in accordance with its own procedural laws;

•	the U.S. judgment must not have violated the right of the defendant to present a defense;

•	the foreign judgment must not have been rendered as a result of or in connection with an invasion of Luxembourg law (“fraude à la loi”); and

•	the U.S. judgment does not contravene Luxembourg international public policy. In practice, Luxembourg courts tend not to review the merits of a U.S. judgment.

Luxembourg law does not explicitly provide rules governing the ability of a Luxembourg company to guarantee the indebtedness of its affiliates. However, it is generally believed that within a group of companies, the corporate interest (intérêt social) of each individual corporate entity should, to a certain extent, be tempered by, and subordinated to, the interest of the group. A Luxembourg company may give a guarantee provided the company’s corporate objects (objet social) allow for such guarantees and provision of the guarantee is in the corporate interest (intérêt social) of the guarantor. The relevant corporate interest test focuses on whether the guarantor receives an economic or commercial benefit or other consideration and whether the benefit is proportional to the burden of the guarantee. A guarantee granted by a Luxembourg company could, in certain circumstances, be declared void or ineffective based on the concept of illegal cause (cause illicite) if the guarantee were determined to be against such corporate interest. Pursuant to each of Tyco Luxembourg’s and TIFSA’s organizational documents, the provision of guarantees are contemplated among such company’s corporate objects. We believe that any guarantees issued pursuant to this prospectus would be issued in a manner consistent with the guarantors’ corporate interest.

In addition, it is possible that if litigated a guarantee granted by a Luxembourg company could be construed as a suretyship (cautionnement) instead of a first demand guarantee or an independent guarantee. Because the Luxembourg civil code provides that the validity and the enforceability of a suretyship is subject to the validity of the underlying obligation, if the underlying obligations of Tyco International were determined to be invalid, the related guarantees might also be released.

LEGAL MATTERS

The validity of the debt securities of Tyco International and the guarantees of Tyco Luxembourg and TIFSA will be passed upon by Gibson, Dunn & Crutcher LLP, New York, New York, counsel to Tyco International, Tyco Luxembourg and TIFSA. Certain matters under the laws of Ireland related to the debt securities will be passed upon for Tyco International by Arthur Cox, Dublin, Ireland, Irish counsel to Tyco International. Certain matters under the laws of Luxembourg related to the guarantees of Tyco Luxembourg and TIFSA will be passed upon by Allen & Overy Luxembourg, société en commandite simple, Luxembourg counsel to Tyco Luxembourg and TIFSA. If legal matters in connection with offerings made by this prospectus are passed on by other counsel for us or by counsel for the underwriters of an offering of the securities, that counsel will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements and the related financial statement schedule incorporated in this Prospectus by reference from Tyco International plc and subsidiaries’ (formerly known as Tyco International Ltd.) Annual Report on Form 10-K for the year ended September 26, 2014, and the effectiveness of Tyco International plc and subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following is a statement of the estimated expenses to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts, commissions and transfer taxes, to be paid by the Registrant. The following statement of estimated expenses has been used to demonstrate the expense of an offering and does not represent an estimate of the aggregate amount of securities that may be registered or distributed pursuant to this registration statement because such amount is unknown at this time.

Securities and Exchange Commission Registration Fee	$ *
Printing Expenses	$ (1)
Legal Fees and Expenses	$ (1)
Accounting Fees and Expenses	$ (1)
Transfer Agent Fees and Expenses	$ (1)
Rating Agency Fees	$ (1)
Trustee’s and Depositary’s Fees and Expenses	$ (1)
Miscellaneous	$ (1)
Total	$ (1)

*	To be deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).
(1)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

The articles of association of Tyco International provide that it shall indemnify, to the fullest extent permitted by Irish company law, every member of the board of directors and the company secretary against all costs, charges, losses, expenses and liabilities incurred by them in the execution and discharge of their duties or in relation thereto including liability incurred by them in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by them as an officer or employee of Tyco International and in which judgment is given in their favor (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on their part) or in which they are acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to them by a court.

In respect of any current or former executive officer of Tyco International (excluding any present or former member of the board of directors or any company secretary), or any person who is serving or has served at the request of Tyco International as a director or executive officer of another company, joint venture, trust or other enterprise, including any subsidiary of Tyco International (each individually, a “Covered Person”), Tyco International’s articles of association provide that it shall (1) indemnify them, to the fullest extent permitted by Irish company law, against any expenses, including attorney’s fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by them in connection with any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which they were or are threatened to be made a party, or are otherwise involved (a “proceeding”), by reason of the fact that they were or are a Covered Person; provided, however, that any Covered Person shall not be indemnified by Tyco International against any liability arising out of (a) any fraud or dishonesty in the performance of such Covered Person’s duty to Tyco International, or (b) such Covered Party’s conscious, intentional or willful breach of the obligation to act honestly and in good faith with a view to the best interests of Tyco International and (2) indemnify each Covered Person in the case of any threatened, pending or completed action, suit or proceeding by or in the name of Tyco International against expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense or the settlement thereof, except no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for fraud or dishonesty in the performance of his or her duty to Tyco International, or for conscious, intentional or willful breach of their obligation to act honestly and in good faith with a view to the best interests of Tyco International, unless and only to the extent that the High Court of Ireland or the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability, but in view of all the circumstances of the case, such Covered Person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

In addition, Tyco International has entered into a Deed of Indemnification (the “Tyco Ireland Indemnification Agreement”) with each of its directors, secretary and executive officers (the “Indemnified Persons”). In addition, Tyco Fire & Security (US) Management, Inc., a Nevada corporation that is a subsidiary of Tyco International (“Tyco Management”) has entered an Indemnification Agreement with each of the Indemnified Persons (the “Tyco Management Indemnification Agreement,” and, together with the Tyco Ireland Indemnification Agreement, the “Indemnification Agreements”).

The Tyco Ireland Indemnification Agreement provides that if an Indemnified Person was, is or becomes a party to, or witness or other participant in, or is threatened to be made a party to, witness or other participant in, or is involved in a proceeding by reason of being a director, secretary, officer or employee of Tyco International or while a director, secretary or officer of Tyco International is or was serving at the request of Tyco International or an affiliate of Tyco International as a director, officer, secretary, employee, trustee, agent or fiduciary of another foreign or domestic corporation, partnership, limited liability company, joint venture, employee benefit plan or trust, then Tyco International will indemnify the Indemnified Person against all expenses, liability or loss to the fullest extent permitted by law. The Tyco Management Indemnification Agreement provides that if an Indemnified Person was, is or becomes a party to, or witness or other participant in, or is threatened to be made a party to, witness or other participant in, or is involved in a proceeding by reason of being a director, secretary, officer or employee of Tyco International or while a director or secretary of Tyco International is or was serving at the request of Tyco Management as a director, officer, secretary, employee, trustee, agent or fiduciary of another foreign or domestic corporation, partnership, limited liability company, joint venture, employee benefit plan or trust, then Tyco Management will indemnify the Indemnified Person against all expenses, liability or loss to the fullest extent permitted by law. An Indemnified Person will not be entitled to indemnification in connection with a proceeding initiated by an Indemnified Person against Tyco International except in certain circumstances set forth in the Indemnification Agreements. Under the Tyco Management Indemnification Agreement, the Indemnified Person will be entitled to advancement of reimbursement by Tyco Management of expenses upon receipt by Tyco Management of an undertaking by the Indemnified Person to repay all amounts paid or reimbursed by Tyco Management if it is ultimately determined that such criteria for indemnification have not been satisfied. The Indemnification Agreements also provide for Tyco International to consider whether to make the advancement of reimbursement to the Indemnified Person in respect of the relevant liability. No indemnification will be paid pursuant to the Indemnification Agreements (1) on account of any proceeding in which judgment is rendered against an Indemnified Person for an accounting of profits from the purchase or sale of securities of Tyco International pursuant to Section 16(b) of the Exchange Act, or (2) if a court finally determines that the indemnification is not permitted under applicable law, or (3) on account of any proceeding pursuant to which the Indemnified Person has been convicted of a crime constituting a felony or (4) on account of any proceedings brought by Tyco International or any of its subsidiaries against the Indemnified Person.

Tyco Luxembourg’s articles of association provide that Tyco Luxembourg must indemnify the General Partner and its administrators against expenses reasonably incurred by it in connection with any action, suit or proceeding to which it may be made a party by reason of its being or having been the General Partner of Tyco Luxembourg or, at its request, of any corporation of which Tyco Luxembourg is a shareholder or creditor and from which it is not entitled to be indemnified, except in relation to matters for which it shall be finally adjudged in such action, suit or proceeding to be liable for gross negligence or misconduct towards any person other than Tyco Luxembourg. In the event of a settlement, indemnification shall be provided only in connection with such matters covered by the settlement as to which Tyco Luxembourg is advised by counsel that the person to be indemnified did not commit (a) any gross negligence or willful misconduct resulting in its liability towards any person other than Tyco Luxembourg or (b) anything resulting in that person being liable to Tyco Luxembourg. The foregoing right of indemnification shall not exclude other rights to which the indemnified person may be entitled.

TIFSA’s articles of association provide that TIFSA may indemnify any of its directors or officers, and their heirs, executors and administrators, against expenses reasonable incurred in connection with any action, suit or proceeding to which such person may be made a party by reason of its being or having been a director or officer of TIFSA or, at such indemnified person’s request, of any other corporation of which TIFSA is a shareholder or creditor and from which such indemnified person is not entitled to be indemnified, except in relation to matters for which such indemnified person shall be finally adjudged in such action, suit or proceeding to be liable for gross negligence or misconduct. In the event of a settlement, indemnification shall be provided only in connection with such matters covered by the settlement as to which TIFSA is advised by counsel that the person to be indemnified did not commit such a breach of duty. The foregoing right of indemnification shall not exclude other rights to which the indemnified person may be entitled.

Tyco International maintains $200 million of insurance to reimburse the directors and officers of Tyco International and its subsidiaries, for charges and expenses incurred by them for wrongful acts claimed against them by reason of their being or having been directors or officers of Tyco International or any of its subsidiaries. Such insurance specifically excludes reimbursement of any director or officer for any charge or expense incurred in connection with various designated matters, including libel or slander, illegally obtained personal profits, profits recovered by Tyco International pursuant to Section 16(b) of the Exchange Act, and deliberate dishonesty.

Item 16. Exhibits

A list of exhibits included as part of this Registration Statement is set forth in the Exhibit Index which immediately precedes such exhibits and is incorporated herein by reference.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that undertakings set forth in paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	that, for the purpose of determining any liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(iii)	Each prospectus filed pursuant to Rule 424(b) as part of the registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in the registration statement or prospectus that is part of the registration statement or made in a document incorporated by or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	that, for the purpose of determining any liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act and where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	The registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 hereof, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(e)	The undersigned registrant hereby undertakes that for the purposes of determining any liability under the Securities Act:

(1)	The information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(2)	Each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(f)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Princeton, New Jersey, on this 13th day of February, 2015.

TYCO INTERNATIONAL PLC (Registrant)

By:	/s/ Arun Nayar
Name:	Arun Nayar
Title:	Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the Registration Statement has been signed below by the following persons in the capacities and on this 13th day of February, 2015.

Signature	Title

* George R. Oliver	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Arun Nayar Arun Nayar	Executive Vice President and Chief Financial Officer (Principal Financial Officer, Authorized U.S. Representative)

/s/ Sam Eldessouky Sam Eldessouky	Senior Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)

* Edward D. Breen	Director

* Herman E. Bulls	Director

* Michael E. Daniels	Director

* Frank M. Drendel	Director

* Brian Duperreault	Director

* Rajiv L. Gupta	Director

* Brendan R. O’Neill	Director

* Jürgen Tinggren	Director

* Sandra S. Wijnberg	Director

* R. David Yost	Director

*	The undersigned does hereby sign this Registration Statement on behalf of the above-indicated director or officer of Tyco International plc pursuant to a power of attorney executed by such director or officer.

By:	/s/ Judith A. Reinsdorf
Judith A. Reinsdorf
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Luxembourg, Luxembourg, on this 13th day of February, 2015.

TYCO FIRE & SECURITY FINANCE S.C.A. (Registrant)
By: TYCO FIRE & SECURITY S.À R.L., its general partner

By:	/s/ Peter Schieser
Name:	Peter Schieser
Title:	Manager and authorized signatory

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the Registration Statement has been signed below by the following persons in the capacities and on this 13th day of February, 2015.

Signature	Title
/s/ Peter Schieser Peter Schieser	Manager of TYCO FIRE & SECURITY S.À R.L., acting as general partner of TYCO FIRE & SECURITY FINANCE S.C.A. (Principal Executive, Financial and Accounting Officer)

/s/ Andrea Goodrich Andrea Goodrich	Manager of TYCO FIRE & SECURITY S.À R.L., acting as general partner of TYCO FIRE & SECURITY FINANCE S.C.A. (Authorized U.S. Representative)

/s/ Robert Sedgley Robert Sedgley	Manager of TYCO FIRE & SECURITY S.À R.L., acting as general partner of TYCO FIRE & SECURITY FINANCE S.C.A.

/s/ Joseph Mandala Joseph Mandala	Manager of TYCO FIRE & SECURITY S.À R.L., acting as general partner of TYCO FIRE & SECURITY FINANCE S.C.A.

/s/ Francis James McKendry Francis James McKendry	Manager of TYCO FIRE & SECURITY S.À R.L., acting as general partner of TYCO FIRE & SECURITY FINANCE S.C.A.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Luxembourg, Luxembourg, on this 13th day of February, 2015.

TYCO INTERNATIONAL FINANCE S.A. (Registrant)

By:	/s/ Peter Schieser
Name:	Peter Schieser
Title:	Managing Director (Principal Executive Officer) (Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on this 13th day of February, 2015.

Signature	Title

/s/ Peter Schieser Peter Schieser	Managing Director (Principal Executive, Financial and Accounting Officer)

/s/ Andrea Goodrich Andrea Goodrich	Director (Authorized U.S. Representative)

/s/ Robert Sedgley Robert Sedgley	Director

/s/ Joseph Mandala Joseph Mandala	Director

/s/ Francis James McKendry Francis James McKendry	Director

EXHIBIT INDEX

Exhibit Number	Description
1.1	Form of underwriting agreement.*

3.1	Memorandum and Articles of Association of Tyco International plc.**

4.1	Form of Senior Debt Indenture for Tyco International Finance S.A. debt securities.**

4.2	Form of Subordinated Debt Indenture for Tyco International Finance S.A. debt securities.**

4.3	Form of Global Senior Note of Tyco International Finance S.A.*

4.4	Form of Global Senior Convertible Note of Tyco International Finance S.A.*

4.5	Form of Global Subordinated Note of Tyco International Finance S.A.*

4.6	Form of Global Subordinated Convertible Note of Tyco International Finance S.A..*

4.7	Form of Warrant Agreement.*

4.8	Form of Purchase Contract Agreement.*

4.9	Form of Unit Agreement.*

4.10	Form of Unit Certificate.*

4.11	Form of Senior Debt Indenture of Tyco International plc.

4.12	Form of Subordinated Debt Indenture of Tyco International plc.

4.13	Form of Global Senior Note of Tyco International plc.*

4.14	Form of Global Senior Convertible Note of Tyco International plc.*

4.15	Form of Global Subordinated Note of Tyco International plc.*

4.16	Form of Global Subordinated Convertible Note of Tyco International plc.*

5.1	Opinion of Gibson, Dunn & Crutcher LLP**

5.2	Opinion of Allen & Overy Luxembourg**

5.3	Opinion of Arthur Cox**

5.4	Opinion of Gibson, Dunn & Crutcher LLP

5.5	Opinion of Allen & Overy Luxembourg

5.6	Opinion of Arthur Cox

12.1	Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.4)

23.3	Consent of Allen & Overy Luxembourg (included in Exhibit 5.5)

23.4	Consent of Arthur Cox (included in Exhibit 5.6)

24.1	Power of Attorney with respect to registrants’ signatories.**

25.1	T-1 Statement of Eligibility under the Trust Indenture Act of 1939 in respect of the Senior Debt Indenture for Tyco International Finance S.A. debt securities**

25.2	T-1 Statement of Eligibility under the Trust Indenture Act of 1939 in respect of the Subordinated Debt Indenture for Tyco International Finance S.A. debt securities**

Exhibit Number	Description
25.3	T-1 Statement of Eligibility under the Trust Indenture Act of 1939 in respect of the Senior Debt Indenture for Tyco International plc debt securities

25.4	T-1 Statement of Eligibility under the Trust Indenture Act of 1939 in respect of the Subordinated Debt Indenture for Tyco International plc debt securities

*	To be filed by amendment or via Form 8-K.
**	Previously filed.